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                                                                   EXHIBIT 10.15

                         ELECTRONIC COMMERCE AGREEMENT

     This Electronic Commerce Agreement ("Agreement") is entered into between Chemdex Corporation ("Chemdex"), having an address at 470 San Antonio Road, Palo Alto, CA 94306, and Genentech, Inc., having an address at 1 DNA Way, South San Francisco, CA 94080 ("Customer").

1.   Definitions:
     -----------

     "System" shall refer to the Chemdex on-line ordering system.

     "Term" shall refer to the time period from the date of this Agreement until
[...........] from the date of this Agreement.

2.   Term and Termination
     --------------------

     The Term shall automatically renew [................................] of this Agreement, unless a party provides written notice to the other party of its intention to terminate this Agreement at least ten (10) days' prior to
[.............].  This Agreement may be terminated by either party at any time upon ten (10) days' prior written notice to the other party.

3.   Payment Terms
     -------------

     Use of the System will be provided at no cost in consideration of the obligations contained herein. Chemdex does not guarantee a ready date, but currently expects to be able to provide Customer with access to the System between January 15, 1998 and March 1, 1998.

4.   Acknowledgment of Beta Testing
     ------------------------------

     Customer and Chemdex acknowledge and agree that the System is a beta version that may contain bugs, defects and errors. Customer and Chemdex further acknowledge and agree that use of the System is being provided to Customer free of charge during the Term in exchange for Customer's evaluation of the System during the Term and information that results from the evaluation, as well as the additional undertakings of Customer provided below.

5.   Role of Chemdex
     ---------------

     Chemdex wishes there to be open collaboration and encourages Customer to interact freely with members of Chemdex's staff. In order to assure that Customer receives prompt and effective assistance, if requested by the customer, Chemdex will provide Customer with full-time access to a phone contact, free of charge. Should service or technical support be required, the phone contact will inform the appropriate people and ensure that Customer's needs are addressed. On-site assistance shall be available, free of charge, upon request by Customer.


                    [....]CONFIDENTIAL TREATMENT REQUESTED
 OMITTED PORTIONS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION
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6.   Role of Customer
     ----------------

     Customer agrees that it will test the System with a small, select group of its employees for a reasonable period of time. After this testing period, Customer agrees that it will make every effort to encourage the rapid adoption and use of the System throughout Customer's organization. While Chemdex recognizes that adoption of the System is dependent upon the performance and utility of the System and the number of products available for purchase through the System, Customer agrees to use its best efforts to meet the following milestones:

     a.  [.............] of Customer's purchases of products, the general type of which are available for purchase through the System, will be made through the
System by the date which is [............] from the completion of the testing period as mutually agreed by both parties.  Customer estimates that this equates to approximately [........] per month.

     b.  [...............] of Customer's purchases of products, the type of which are available for purchase through the System, will be made through the
System by the date which is [.........] from the completion of the testing period as mutually agreed by both parties.  Customer estimates that this equates to approximately [........] per month.

     Customer agrees to provide Chemdex with (i) the results of Customer's use and evaluation of the System, including any defects found in the System and any information necessary for Chemdex to evaluate such defects and (ii) any recommendations for changes or modification to the System. All data obtained during the Term shall be available for inspection and analysis by Chemdex personnel.

7.   Right to Use Customer's Evaluation

     Customer agrees that Chemdex shall have the right to use, in any manner and for any purpose, any information (excluding Genentech proprietary information) that pertains to the operation of the System gained as a result of Customer's use and evaluation of the System during the Term. Such information shall include but not be limited to changes, modifications and corrections to the System. With prior written consent Chemdex shall have the right to release information that Customer has used the system and cite Customer as a reference.

8.   Notice to Suppliers

     Recognizing that it is to the mutual benefit of Customer and Chemdex, Customer agrees to communicate in writing directly with its existing suppliers, notifying such suppliers that Customer is testing the System and is considering using the System on an ongoing basis. Customer further agrees to encourage its suppliers, in writing, or by other such means that customer may deem to be more effective, to participate voluntarily in selling their products through the System.


                    [....]CONFIDENTIAL TREATMENT REQUESTED
 OMITTED PORTIONS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION
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9.   Confidentiality
     ---------------

     1. Chemdex Proprietary Information. Customer and Chemdex agree that certain information Customer may receive from Chemdex or that Customer may develop under this Agreement will be Proprietary Information of Chemdex. Such information includes but is not limited to (i) the design of the System; (ii) data and/or conclusions regarding the performance and operation of the System;
(iii) the terms of this Agreement or any agreement Chemdex may have (or may be negotiating) with any third party; and (iv) non-public information concerning the System and the business or finances of Chemdex (all of (i) through (iv) shall be referred to as "Chemdex Proprietary Information"). Customer shall not, either directly or indirectly, disclose or use any Chemdex Proprietary Information without prior written authorization from Chemdex. Customer understands and agrees that the unauthorized disclosure of any Chemdex Proprietary Information will cause irreparable harm for which there is no adequate remedy at law.

     2. Genentech Proprietary Information. Customer and Chemdex agree that certain information Chemdex may receive from Customer by virtue of performing this Agreement will be Proprietary Information of Customer. Such information includes, but is not limited to (i) vendor and customer lists; (ii) financial information of any type (iii) other information regarding the business or the products of Customer. Such information shall be referred to as the "Genentech Proprietary Information". Chemdex shall not, either directly or indirectly, disclose or use any Genentech Proprietary Information without prior written authorization from Customer. Chemdex understands that the unauthorized disclosure or any Genentech Proprietary Information will cause irreparable harm for which there is no adequate remedy at law.

     3. Exceptions. This Agreement shall impose no obligation upon Chemdex or Customer with respect to any information which (i) that party is authorized in writing by the other party to disclose; (ii) becomes publicly available; (iii) is subsequently rightly furnished to that party by a third party without restriction on disclosure; or (iv) is rightfully known by that party as shown by written records in existence at the time of receiving such information.

10.  No Warranty
     -----------

     Customer and Chemdex agree that the System is provided "AS IS" and that Chemdex makes no warranty as to the System. No warranty with respect to performance specifications of the System is made. CHEMDEX DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, RELATED TO THE SYSTEM, ITS USE OR ANY INABILITY TO USE IT, THE RESULTS OF ITS USE AND THIS AGREEMENT.

11.  Limitations of Liability
     ------------------------

     In no event shall Chemdex or Customer be liable for any damages, whether in contract or tort (including negligence), including but not limited to direct, consequential, special, exemplary, incidental and indirect damages, arising out of or in connection with this Agreement or the use, the results of use, or the inability to use the System.


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12.  Other Provisions
     ----------------

     1. Independent Parties. Nothing contained in this Agreement shall be construed as creating a joint venture, partnership, agent or employment relationship between Customer and Chemdex.

     2. No Assignment. Neither party may assign or otherwise transfer in any way any of its rights and obligations arising out of this Agreement without the prior written consent of the other party.

     3. Waiver. The waiver or failure of either party to exercise in any respect any rights provided for in this Agreement shall not be deemed a waiver of any further right under this Agreement.

     4. Severability. If any term or provision of this Agreement should be declared invalid or unenforceable by a court of competent jurisdiction or by operation of law, the remaining terms and provisions of this Agreement shall remain in full force and effect.

     5. Notices. Any notice or other communication required or permitted in this Agreement shall be in writing and shall be deemed to have been duly given three (3) days after mailing by first class certified mail, postage prepaid, to addresses set forth above.

     6. Integration. This Agreement and its exhibits and schedules, if any, constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior proposals, negotiations, conversations, discussions and agreements between the parties concerning the subject matter hereof.

     7. Amendments. No amendment or modification of any provision of this Agreement shall be effective unless the same shall be in writing and signed by both parties.

     8. Applicable Law. This Agreement shall be governed by the laws of the State of California without regard to conflict of law provisions.

     9. Headings. The headings contained herein are for the convenience of reference only and are not intended to define, limit, expand, or describe the scope of intent of any Section or other provision in this Agreement.


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     10.  Effective Date.  This Agreement shall take effect on the date that the last party executes this Agreement.

AGREED:

Genentech, Inc.                         Chemdex Corporation


  /s/ J.E. Latimer                        /s/ David P. Perry
--------------------------              -------------------------
Signature                               Signature


  J. E. Latimer                           David P. Perry
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Name                                    Name


  Director, Purchasing                    President
--------------------------              -------------------------
Title                                   Title


  1/5/98                                  1/5/98
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Date                                    Date